Exhibit 10.1

Vistaprint N.V.

AMENDED AND RESTATED

2005 EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated 2005 Equity Incentive Plan (the “Plan”) of Vistaprint N.V., a company incorporated under the laws of the Netherlands (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the ability of the Company and its subsidiaries to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company and its subsidiaries by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” includes any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Supervisory Board of the Company.

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted share awards, or other share-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by the Company’s Management Board and Supervisory Board (collectively, the “Board”). The Plan will be administered by the Board. The Board has authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”) or to one or more executive officers of the Company’s subsidiaries (a “Board Designee”). All references in the Plan to the “Board” means the Board, a Committee of the Board, or a Board Designee, to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or Board Designee.

4.	Shares Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 7,383,736 ordinary shares of the Company, €0.01 par value per share (the “Ordinary Shares”).

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of Ordinary Shares subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), the unused Ordinary Shares covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Ordinary Shares issued under the Plan may consist in whole of in part of authorized but unissued shares or treasury shares.

(b) Counting of Shares. The grant of an Option, Stock Appreciation Right or Other Share-Based Award, the exercise price or per unit purchase price of which is not less than 100% of the Fair Market Value (as defined below) on the date such Option, Stock Appreciation Right or Other Share-Based Award is granted shall be deemed, for purposes of determining the number of shares available for issuance pursuant to Section 4(a), as an Award of one Ordinary Share for each such share actually subject to the Award. Subject to adjustment under Section 9, the grant of any Award, the exercise price or per unit purchase price of which is less than 100% of the Fair Market Value on the date such Award is granted shall be deemed, for the purpose of determining the number of shares available for issuance pursuant to Section 4(a), as an Award of 1.56 Ordinary Shares for each such share actually subject to the Award. To the extent a share that was subject to an Award that counted as 1.56 Ordinary Shares for the purpose of determining the number of shares available for issuance pursuant to Section 4(a) becomes available again for the grant of Awards under the Plan pursuant to Section 4(a), the number of Ordinary Shares available for issuance pursuant to Section 4(a) shall be increased by 1.56 shares. Any Ordinary Shares tendered to the Company by a Participant to exercise an Award shall not be added to the number of shares available for issuance under the Plan. Any shares withheld or tendered to cover tax withholding obligations with respect to an Award, or not issued or delivered as a result of a net settlement of an outstanding Share Appreciation Right or Other Share-Based Award, shall be counted as having been issued under the Plan.

(c) Per-Participant Limit. Subject to adjustment under Section 9, for Awards granted after the Ordinary Shares are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the maximum number of Ordinary Shares with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. The per-Participant limit set forth in this Section 4(c) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder.

5.	Share Options

(a) General. The Board may grant options to purchase Ordinary Shares (each, an “Option”) and determine the number of Ordinary Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable Dutch laws, applicable securities laws, or other applicable laws in other jurisdictions, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of Vistaprint N.V., any of Vistaprint N.V.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company has no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 9(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Ordinary Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Ordinary Shares are registered under the Exchange Act, by delivery of Ordinary Shares owned by the Participant, or by attestation to the ownership of a sufficient number of Ordinary Shares, valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such methods of payment are then permitted under applicable law and (ii) such Ordinary Shares, if acquired directly from the Company, were owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or securities of an entity, the Board may grant Options in substitution for any options or other securities or equity-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) Sale or Transfer of Ordinary Shares. In the discretion of the Board, the Participant’s Award agreement may include terms and conditions regarding any sale, transfer or other disposition by the Participant of the Ordinary Shares received upon the exercise of an Option granted under the Plan, including any right of the Company to purchase all or a portion of such Ordinary Shares.

(i) Limitation on Repricing Without Shareholder Approval. Unless such action is approved by the Company’s shareholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (ii) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Options under the Plan covering the same or a different number of Ordinary Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or any other new Award under the Plan.

6.	Share Appreciation Rights

(a) General. The Board may grant Awards consisting of a share appreciation right (“Share Appreciation Right”) entitling the holder, upon exercise, to receive an amount in Ordinary Shares or cash or a combination thereof (as specified by the Board in the applicable Award agreement or otherwise) determined by reference to appreciation in the Fair Market Value from and after the date of grant. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Exercise Price. The Board shall establish the exercise price of each Share Appreciation Right and specify such price in the applicable Award agreement. The exercise price shall be not less than 100% of the Fair Market Value on the date the Share Appreciation Right is granted; provided that if the Board approves the grant of a Share Appreciation Right with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the Fair Market Value on such future date.

(c) Duration of Share Appreciation Right. Each Share Appreciation Right shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award agreement; provided, however, that no Share Appreciation Right will be granted for a term in excess of 10 years.

(d) Exercise. Share Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(e) Limitation on Repricing without Shareholder Approval. Unless such action is approved by the Company’s shareholders: (i) no outstanding Share Appreciation Right granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Share Appreciation Right (other than adjustments made pursuant to Section 9) and (ii) the Board may not cancel any outstanding share appreciation right (whether or not granted under the Plan) and grant in consideration therefor new Share Appreciation Rights under the Plan covering the same or a different number of Ordinary Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled Share Appreciation Right or any other new Award under the Plan.

7.	Restricted Shares

(a) Grants. The Board may grant Awards entitling recipients to acquire Ordinary Shares, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Share Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Share Award, including the conditions for repurchase (or forfeiture) and the issue price, if any, and conditions relating to applicable Dutch laws, applicable United States federal or state securities laws, or applicable laws of other jurisdictions where a Restricted Share Award is granted, as it considers necessary or advisable.

(c) Share Certificates. Any Ordinary Share certificates issued in respect of a Restricted Share Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a share power endorsed in blank, with the Company (or its designee). As a registered holder of the Ordinary Shares granted pursuant to the Restricted Share Award, the Participant receiving such Award shall be entitled to all the rights, privileges and benefits with respect to such Ordinary Shares. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary means the Participant’s estate.

8.	Other Share-Based Awards

The Board has the right to grant other Awards (“Other Share-Based Awards”) based upon the Ordinary Shares having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Ordinary Shares and the grant of restricted share units.

9.	Adjustments for Changes in Ordinary Shares and Certain Other Events

(a) Changes in Capitalization. In the event of any share split, reverse share split, share dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Ordinary Shares other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the share counting provisions of Section 4(b), (iii) the per participant limit set forth in Section 4(e), (iv) the number and class of securities and exercise price per share subject to each outstanding Option and Share Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Share Award, and (vi) the share and per share related provisions and such other terms of each outstanding Other Share-Based Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Share Award, Share Appreciation Right or Other Share-Based Awards granted under the Plan at the time of the grant of such Award.

(c) Reorganization and Change in Control Events.

(1)	Definitions

(a)	A “Reorganization Event” means:

(i)	any merger or consolidation of the Company with or into another entity as a result of which the Ordinary Shares are converted into or exchanged for the right to receive cash, securities or other property; or

(ii)	any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction.

(b)	A “Change in Control Event” means:

(i)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital shares or equity of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding Ordinary Shares (the “Outstanding Company Ordinary Shares”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Ordinary Shares or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) that complies with clauses (x) and (y) of subsection (ii) of this definition; or

(ii)	the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of ordinary shares and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which includes, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding ordinary shares of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(c)	“Good Reason” means any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

(d)

“Cause” means any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant that affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2)	Effect on Options

(a)	Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, one-half of the number of shares subject to the Option that were not already vested shall become exercisable if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each Ordinary Share subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of each Ordinary Share held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if the consideration received as a result of the Reorganization Event is not solely ordinary shares of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of ordinary shares of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding Ordinary Shares as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Ordinary Shares will receive upon consummation thereof a cash payment for each Ordinary Share surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of Ordinary Shares subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(b)	Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, one-half of the number of shares subject to the Option that were not already vested shall become exercisable if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(c)	If any Option provides that it may be exercised for Ordinary Shares that remain subject to a repurchase right in favor of the Company, upon the occurrence of a Reorganization Event, any restricted shares received upon exercise of such Option shall be treated in accordance with Section 8(c)(3) as if they were a Restricted Share Award.

(3)	Effect on Restricted Share Awards

(a)	Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Share Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which Ordinary Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Ordinary Shares subject to such Restricted Share Award.

(b)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Share Award or any other agreement between a Participant and the Company, one-half of the number of shares subject to conditions or restrictions shall become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4)	Effect on Other Share-Based Awards

(a)	Reorganization Event that is not a Change in Control Event. The Board shall specify the effect of a Reorganization Event that is not a Change in Control Event on any Share Appreciation Right or Other Share-Based Award granted under the Plan at the time of the grant of such Share Appreciation Right or Other Share-Based Award.

(b)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Share Appreciation Right or Other Share-Based Award or any other agreement between a Participant and the Company, one-half of the number of shares subject to each such Other Share-Based Award shall become exercisable, realizable, vested or free from conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by a Participant to or for the benefit of any immediate family member, family trust, family partnership or family limited liability company established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the issuance and sale of the Ordinary Shares subject to such Award under the United States Securities Act of 1933, as amended. References to a Participant, to the extent relevant in the context, include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine and indicate in the Participant’s Award Agreement, the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Ordinary Shares are registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of Ordinary Shares, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for United States federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) or, the applicable statutory withholding rates as required under the laws of a jurisdiction other than the United States. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. Except as otherwise provided in Sections 5(i) and 6(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Share. The Company is not obligated to deliver any Ordinary Shares pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person has any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary has any rights as a shareholder with respect to any Ordinary Shares to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Ordinary Shares by means of a share dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such share dividend shall be entitled to receive, on the distribution date, the share dividend with respect to the Ordinary Shares acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such share dividend.

(c) Effective Date and Term of Plan. The 2005 Equity Incentive Plan was effective as of September 29, 2005 (the “Initial Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Initial Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, tax or other applicable laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not the subject of such supplement.

(f) No Award to any Participant subject to United States taxation on income earned shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Netherlands, without regard to any applicable conflicts of law.

Vistaprint N.V. Amended and Restated 2005 Equity Incentive Plan: Adopted by the Company’s Supervisory Board, Management Board and shareholders on August 28, 2009.